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                                                                   Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Experts" and "Summary Financial Data" in Amendment No. 3 to the Registration Statement (Form S-3 No. 33-63227) and related Prospectus and Prospectus Supplement of Textron Inc. for the registration of Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities of Textron Inc. and Preferred Securities of Textron Capital I, II and III and Textron Finance, L.P. and to the incorporation by reference therein of our report dated February 2, 1995 with respect to the consolidated financial statements of Textron Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994 and our report dated March 24, 1995 on the financial statement schedules of Textron Inc. included therein filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

New York, New York
January 23, 1996